                                 $40,000,000(1)

                               IOMEGA CORPORATION

                            % Convertible Subordinated
                                Notes due 2001


                             UNDERWRITING AGREEMENT
                             ----------------------

                              _____________, 1996


HAMBRECHT & QUIST LLC
Hambrecht & Quist LLC
One Bush Street
San Francisco, CA 94104

Ladies and Gentlemen:

     Iomega Corporation, a Delaware corporation (herein called the "Company"), proposes to issue and sell to you, as the underwriter (herein called the "Underwriter"), an aggregate of $40,000,000 principal amount of its __% Convertible Subordinated Notes (herein called the "Underwritten Notes"), to be issued pursuant to the Indenture dated as of March __, 1996 (herein called the "Indenture") between the Company and State Street Bank and Trust Company, as the trustee (herein called the "Trustee"). The Company proposes to grant to the Underwriter an option to purchase up to an additional $6,000,000 principal amount of its __% Convertible Subordinated Notes (herein called the "Option Notes;" with the Underwritten Notes, herein collectively called the "Notes") as provided in Section 3(c) of this Underwriting Agreement (herein called the "Agreement"). The Underwritten Notes and Option Notes will be convertible, on the terms and subject to the conditions set forth in the Indenture and the Notes, into shares of Common Stock, $0.03 1/3 par value, of the Company (the "Common Stock"). The shares of Common Stock issuable upon conversion of the Notes are referred to herein as the "Conversion Shares." The Notes are more fully described in the Indenture and the Registration Statement and the Prospectus hereinafter mentioned.

     The Company hereby confirms the agreements made with respect to the purchase of the Notes by the Underwriter.

--------------------
(1) Plus a 30-day option to purchase from the Company up to an additional $6,000,000 principal amount of Notes to cover over-allotments, if any.

     1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the "Commission") a registration statement on Form S-3 (No. 33-64995), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the "Securities Act"), of the Notes and Conversion Shares. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

     The term Registration Statement as used in this Agreement shall mean such registration statement, including all documents incorporated by reference therein and all exhibits and financial statements and all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Notes (herein called a 462(b) registration statement), and in the event of any amendment thereto after the effective date of such registration statement (herein called the "Effective Date"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term "Prospectus" as used in this Agreement shall mean the prospectus, including the documents incorporated by reference therein, relating to the Notes first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or, if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term "Preliminary Prospectus" as used in this Agreement shall mean each preliminary prospectus, including the documents incorporated by reference therein, included in such registration statement prior to the time it becomes effective.

     The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

     2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     (a)  The Company hereby represents and warrants as follows:

          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations or prospects of the Company and its subsidiaries taken as whole (a "Material Adverse Effect")).

          (ii) The Company owns all of the shares of capital stock of each subsidiary of the Company, and each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary except where the failure to be so qualified would not have a Material Adverse Effect.

          (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any materially adverse change in the business, properties, financial condition or results of operations or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus.

          (iv) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Notes nor instituted or, to the best knowledge of the Company, after due inquiry, threatened instituting proceedings for that purpose. The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Notes are to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the "Exchange Act"), and the Trust Indenture Act of 1939, as amended (herein called the "Trust Indenture Act") and the rules and regulations of the Commission thereunder. The Company has taken such actions as are necessary to qualify the Indenture under the Trust Indenture Act, and the rules and regulations of the Commission thereunder. On the Effective Date, the Registration Statement (including the information incorporated by reference therein) did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus (including the information incorporated by reference therein) did not and, on the Closing Date and any later date on which Option Notes are to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that none of the representations and warranties in this subparagraph (iv) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the

Company by or on behalf of the Underwriter for use in the Registration Statement or the Prospectus.

          (v) The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

          (vi) The Notes to be issued and sold by the Company have been duly authorized by the Company and, when executed, authenticated, issued and delivered in accordance with this Agreement and the Indenture, will be duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or by general equitable principles, and will be entitled to the benefits of the Indenture. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Notes as contemplated herein.

          (vii) All of the Conversion Shares have been duly authorized and duly reserved for issuance upon such conversion and, when issued upon conversion of the Notes pursuant to the terms of the Indenture and the Notes, will be validly issued and outstanding, fully paid and nonassessable with no personal liability attached to the ownership thereof. None of the Conversion Shares, when delivered, will be subject to any lien, claim, encumbrance, restriction upon voting or transfer, preemptive right or any other claim of any third party, except such as are described in the Prospectus.

          (viii) The Notes and the capital stock of the Company conform in all material respects to the statements concerning them in the Registration Statement, and the form of certificate for the Notes conforms in all material respects to the Indenture.

          (ix) Prior to the Closing Date, the Notes to be issued and sold by the Company and the Conversion Shares will be authorized for listing on the Nasdaq System (herein called the "NS") upon official notice of issuance. The Company shall use commercially reasonable efforts to cause the Conversion Shares to be authorized for listing on the Nasdaq National Market prior to their initial issuance.

          (x) Except as specifically disclosed in the Registration Statement, and except for options to purchase not more than an aggregate of _________ shares of Common Stock granted to the Company's employees, directors or consultants in the ordinary course of business subsequent to the date as of which stock option data is presented in the Registration Statement, the Company does not have outstanding any options to purchase, or any preemptive rights, or other rights to subscribe or to purchase or rights of co-sale, any securities or obligations convertible into, or any contracts or commitments to issue or sell or register for sale, shares of its capital stock or any such options, rights, convertible securities or obligations.

          (xi) The audited consolidated financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement ("Financial Statements"), present fairly the financial position and the results of operations of the Company and its subsidiaries, taken as a whole, at the indicated dates and for the indicated periods. The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied through the period involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The selected and summary financial data and the tables set forth under "Results of Operations" and "Selected Quarterly Operating Results" in the Management's Discussion and Analysis of Financial Condition and Results of Operations section, included in the Registration Statement, present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented in the Registration Statement.

          (xii) Neither the Company nor any of its subsidiaries is in violation or default under any provision of its charter documents or bylaws, as currently in effect, or any indenture, license, mortgage, lease, franchise, permit, deed of trust or other agreement or instrument to which such corporation is a party or by which such corporation or any of its properties is bound or may be affected, except where such violation or default would not have a Material Adverse Effect.

          (xiii) The Company has full legal right, power and authority to enter into this Agreement, the Indenture and the Notes and perform the transactions contemplated hereby and thereby. This Agreement and the Indenture have been duly authorized by the Company and this Agreement has been duly executed and delivered by the Company and is, and the Indenture, when duly executed and delivered by the officers of the Company (assuming due execution and delivery by the Trustee) will be valid and binding agreements on the part of the Company, enforceable in accordance with their respective terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or by general equitable principles. The Indenture will be duly qualified under, and conform to the requirements of, the Trust Indenture Act. The execution and performance of this Agreement, the Indenture and the Notes and the consummation of the transactions herein and therein contemplated do not and will not: (A) conflict with, or result in a breach of, or violation of, any of the terms or provisions of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any indenture, license, mortgage, lease, franchise, permit, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any such corporation or any of its properties is bound or may be affected, except where such breach, violation or default would not have a Material Adverse Effect, (B) violate any of the provisions of the charter documents or bylaws of any such corporation, except where such violation would not have a Material Adverse Effect, or (C) violate any material order, judgment, statute, rule or regulation applicable to any such corporation or of any regulatory, administrative or governmental body or agency having jurisdiction over any such corporation or any of its properties, except where such violation would not have a Material Adverse Effect.

          (xiv) Except as disclosed in the Prospectus, there is not any pending or, to the Company's knowledge, threatened action, suit, claim or proceeding against the Company or any of its subsidiaries or any of their respective officers or any of their properties, assets or rights before any court or governmental agency or body or otherwise which (A) might have a Material Adverse Effect, or (B) might prevent consummation of the transactions contemplated hereby or (C) is required to be disclosed in the Registration Statement; and there are no contracts or documents of the Company or any of its subsidiaries that are required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been fairly and accurately described in all material respects in the Prospectus and filed as exhibits to the Registration Statement. The contracts so described in the Prospectus are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries nor, to the Company's knowledge any other party, is in breach of or default under any of such contracts.

          (xv) Except as disclosed in the Prospectus, the Company owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights described or referred to in the Prospectus as owned or used by it or which are necessary for the conduct of its businesses as described in the Prospectus; the Company has not received any notice of, and the Company has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, might reasonably have a Material Adverse Effect.

          (xvi) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Notes.

     3.   PURCHASE OF THE NOTES BY THE UNDERWRITER.

     (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Underwritten Notes to the Underwriter and the Underwriter agrees to purchase from the Company the Underwritten Notes at the purchase price of ___% of the principal amount thereof plus accrued interest, if any, from March ___, 1996 to the date of payment and delivery.

     (b) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the Underwriter to purchase up to $6,000,000 principal amount of Option Notes from the Company at the purchase price of ___% of the principal amount thereof plus accrued interest, if any, from March ___, 1996 to the date of payment and delivery. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Notes by the Underwriter and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate principal amount of the Option Notes as to which the Underwriter is exercising the option. Delivery of certificates for the Option Notes and payment therefor shall be made as provided in Section 5 hereof.

     4.   OFFERING BY UNDERWRITER.

     (a) The terms of the public offering by the Underwriter of the Notes to be purchased by it shall be as set forth in the Prospectus. The Underwriter may from time to time change the public offering price after the closing of the public offering and increase or decrease the concessions and discounts to dealers as they may determine.

     (b) The information set forth in the last paragraph on the front cover page and under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Notes filed by the Company (insofar as such information relates to the Underwriter or the terms and conditions upon which it will sell the Notes) constitutes the only information furnished by the Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you represent and warrant to the Company that the statements made therein are correct.

     5.   DELIVERY OF AND PAYMENT FOR THE NOTES.

     (a) Delivery of certificates for the Underwritten Notes and the Option Notes (if the option granted by Section 3(b) hereof shall have been exercised not later than 7:00 A.M., California time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of ______________________________________, at 7:00 A.M., California time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

     (b) If the option granted by Section 3(b) hereof shall be exercised after 7:00 A.M., California time, on the date two business days preceding the Closing Date, delivery of certificates for the Option Notes, and payment therefor, shall be made at the office of ______________________________________________________,
at 7:00 A.M., California time, on the third business day after the exercise of such option.

     (c) Payment for the Notes purchased from the Company shall be made to the Company or its order by one or more certified or official bank check or checks in next day funds (and the Company agrees not to deposit any such check in the bank on which drawn until the day following the date of its delivery to the Company). Such payment shall be made upon delivery of certificates for the Notes to you for the respective accounts of the several Underwriter against receipt therefor signed by you. Certificates for the Notes to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least two business days before the Closing Date, in the case of Underwritten Notes, and at least two business days prior to the purchase thereof, in the case of the Option Notes. Such certificates will be made available to the Underwriter for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York, 10004 not less than one full business day prior to the Closing Date or, in the case of the Option Notes, by 3:00 p.m., New
York time, on the business day preceding the date of purchase.

     6.   FURTHER AGREEMENTS OF THE COMPANY.

     The Company covenants and agrees as follows:

     (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

     (b)  The Company will promptly notify the Representatives in the event of
(i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

     (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you), (ii) as promptly as possible deliver to you, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and
(iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by the Underwriter or dealer, likewise send to you as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended Prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

     (d) If at any time during the period in which a prospectus is required by law to be delivered by the Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriter, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Notes, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended Prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the public offering of the Notes by the Underwriter and during such period, the Underwriter shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriter such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended Prospectus setting forth such variation. The Company authorizes the Underwriter and all dealers to whom any of the Notes may be sold by the Underwriter to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Notes in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

     (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended Prospectus proposed to be filed.

     (f) The Company will cooperate, when and as requested by you, in the qualification of the Notes for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by the Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Notes.

     (g) During a period of five years commencing with the date hereof, the Company will furnish to you copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with Commission.

     (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

     (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement and the Indenture, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. ("NASD") of the Registration Statement, any Preliminary Prospectus, the Prospectus and the Form T-1 filed in connection with the Notes (the "Form T-1"), (ii) the furnishing to the Underwriter of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished,
(iii) the printing of this Agreement and related documents delivered to the Underwriter, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6 and the T-1, (v) the furnishing to you of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of the Indenture and the note certificates, including the transfer agent's fees.

     (j) The Company agrees to reimburse you, for the account of the several Underwriter, for blue sky fees and related disbursements and costs of a legal investment survey (including counsel fees and disbursements and cost of printing memoranda for the Underwriter) paid by or for the account of the Underwriter or its counsel in qualifying the Notes under state securities or blue sky laws, in conducting a legal investment survey and in the review of the offering by the NASD.

     (k) The Company hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period ending ninety (90) days after the date of the final Prospectus for the public offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; PROVIDED, HOWEVER, that the foregoing provisions of this paragraph (k) shall not apply to (a) the Notes to be sold to the Underwriter pursuant to this Agreement, and (b) shares of Common Stock issued under the stock option and stock purchase plans of the Company (the "Stock Plans"), including Common Stock issued upon the exercise of options granted under the Stock Plans, all as described through incorporation by reference in the Preliminary Prospectus and (c) shares of Common Stock issued on conversion of the Notes. For purposes of this paragraph
(k), a sale, offer, or other disposition shall be deemed to include any sale to an institution which can, following such sale, sell Common Stock to the public in reliance on Rule 144A.

     (l) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     7.   INDEMNIFICATION AND CONTRIBUTION.

     (a) Subject to the provisions of paragraph (f) of this Section 7, the Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls the Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, the Trust Indenture Act, or the common law or otherwise, and the Company agrees to reimburse the Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that (A) the indemnity agreements of the Company contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of the Underwriter expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, and (B) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Notes which is the subject thereof (or to the benefit of any person controlling the Underwriter) if at or prior to the written confirmation of the sale of such Notes a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person (excluding the documents incorporated therein by reference) and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with this Agreement. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Notes.

     (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors and each person (including each partner or officer thereof) who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, the Trust Indenture Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of the Underwriter expressly for use in the Registration Statement or in any Preliminary Prospectus or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of the Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Notes.

     (c) Each party indemnified under the provisions of paragraphs (a) and (b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume
(alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; PROVIDED, HOWEVER, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then one counsel for the indemnified party or parties shall be entitled to conduct the defense of the indemnified party or parties to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

     (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes received by the Company and the total underwriting discount received by the Underwriter, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Notes. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph
(d), the Underwriter shall not be required to contribute any amount in excess of the underwriting discount applicable to the Notes purchased by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

     (e) The Company will not, without the prior written consent of the Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Underwriter or any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of the Underwriter and each controlling person from all liability arising out of such claim, action, suit or proceeding.

     8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the

Underwriters' reasonable judgment, make the offering or delivery of the Notes impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, the NASD Automated Quotation System ("Nasdaq") or the NS, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriter's reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or
(vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriter's reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriter and no liability of the Underwriter to the Company; PROVIDED, HOWEVER, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriter from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of Section 6 hereof.

     9. CONDITIONS OF UNDERWRITER'S OBLIGATIONS. The obligations of the Underwriter to purchase and pay for the Notes shall be subject to the performance by the Company of its obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Notes are to be purchased, as the case may be, and to the following further conditions:

     (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission. The Indenture shall have been qualified under the Trust Indenture Act and the Form T-1 shall have become effective under the Trust Indenture Act.

     (b) The legality and sufficiency of the sale of the Notes hereunder, the validity and form of the certificates representing the Notes, and all corporate proceedings and other legal matters incident to the foregoing and the authorization, form and validity of this Agreement, the Indenture, the Registration Statement and the Prospectus (except as to the financial statements contained therein) and the Form T-1, shall have been approved at or prior to the Closing Date by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel for the Underwriter ("GDSVF&H").

     (c) You shall have received from Hale and Dorr, counsel for the Company, and from Woodcock Washburn Kurtz Mackiewicz & Norris, patent counsel for the Company, opinions, addressed to the Underwriter and dated the Closing Date, covering the matters set forth in Annex A and Annex B hereto, respectively, and if Option Notes are purchased at any date after the Closing Date, additional opinions from each such counsel addressed to the Underwriter and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

     (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which was required by law to have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition, results of operations or prospects of the Company, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) the Company does not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company is a party or of which property of the Company is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Notes are to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable, in your reasonable judgment, to make a public offering of the Notes or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

     (e) You shall have received on the Closing Date and on any later date on which Option Notes are purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, on behalf of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this
Section 9 are true and correct.

     (f) You shall have received from Arthur Andersen LLP, a letter or letters, addressed to the Underwriter and dated the Closing Date and any later date on which Option Notes are purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than five (5) business days prior to the Closing Date or such later date on which Option Notes are purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing
Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your reasonable judgment, makes it impractical or inadvisable to proceed with the public offering of the Notes or the purchase of the Option Notes as contemplated by the Prospectus.

     (g) You shall have received from Arthur Andersen LLP a letter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as at December 31, 1995, did not disclose any weakness in internal controls that they considered to be material weaknesses.

     (h) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

     (i) On or prior to the Closing Date, you shall have received from all directors, and executive officers of the Company and Idanta Partners Ltd. agreements in a form reasonably satisfactory to the Underwriter that such stockholders will not, without the prior written consent of Hambrecht & Quist LLC, during the period ending ninety (90) days after the date of the final Prospectus for the public offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, and whether any such transaction relates to Common Stock then owned or thereafter acquired by such holder.

     (j) Prior to the Closing Date, the Notes to be issued and sold by the Company and the Conversion Shares will be authorized for listing on the NS upon official notice of issuance.

     (k) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Notes by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's Notes.

     All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if GDSVF&H, counsel for the Underwriter, shall be reasonably satisfied that they comply in form and scope.

     In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriter and without liability of the Underwriter to the Company; PROVIDED, HOWEVER, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriter from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i) and (j) of
Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriter, the Company will reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with transactions contemplated hereby.

     10. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to its other obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriter for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 10 and the possibility that such payments might later be held to be improper; PROVIDED, HOWEVER, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them, (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due and (iii) such persons shall not be entitled to reimbursement under this
Section 10 if there shall have been a judicial determination or agreement among the Company and such persons that they are not entitled to payment of their reasonable legal expenses and other expenses pursuant to Section 7 of this Agreement.

     11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the Underwriter and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the Underwriter) indemnified under the provisions of said Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Notes from the Underwriter.

     12. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriter, shall be mailed, copied or delivered to Hambrecht & Quist LLC, One Bush Street, San Francisco, California 94104, Attention: Andrew Kahn (with a copy to the General Counsel); and if to the Company, shall be mailed, telegraphed or delivered to it at its office, Attention: Kim B. Edwards or Leonard C. Purkis (with a copy to Hale and Dorr, Attention: Patrick Rondeau, Esq.). All notices given by telegraph shall be promptly confirmed by letter.

     13. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its respective directors or officers, and (c) delivery and payment for the Notes under this Agreement; PROVIDED, HOWEVER, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraph
(k) of Section 6 hereof shall be of no further force or effect. The engagement letter dated February 9, 1996 between the Company and the Underwriter with respect to the transaction contemplated by this Agreement shall terminate and be of no further force and effect.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

     Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                              Very truly yours,

                              IOMEGA CORPORATION


                              By: _____________________________________________
                                  Kim B. Edwards
                                  President and Chief Executive Officer












The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

HAMBRECHT & QUIST LLC



By: ____________________________________
    Managing Director

                                    ANNEX A


Matters to be Covered in the Opinion of
Hale and Dorr
Counsel for the Company

     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified as a foreign corporation and in good standing in ______________, ______________, ______________, and is so qualified and in good standing in each jurisdiction in which, to its knowledge, the ownership or leasing of property requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations or prospects of the Company and its subsidiaries taken as whole (a "Material Adverse Effect")), and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement;

     (ii) The Company owns beneficially and of record all of the shares of capital stock of each subsidiary of the Company, and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

     (iii) The authorized capital stock of the Company consists of 5,000,000 shares of Preferred Stock, $.01 par value, none of which are issued and outstanding, and 150,000,000 shares of Common Stock, $.03 1/3 par value, of which there are issued and outstanding of record __________ shares; proper corporate proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock have been duly and validly issued and are fully paid and nonassessable; all of the Conversion Shares have been duly authorized and duly reserved for issuance upon conversion of the Notes and, when issued and delivered upon conversion of the Notes pursuant to the terms of the Indenture, will be validly issued and outstanding, fully paid and nonassessable; no preemptive rights or rights of refusal exist with respect to the Notes or Conversion Shares, or the issue and sale thereof, pursuant to the Restated Certificate of Incorporation or Bylaws of the Company; and, to the knowledge of such counsel, there are no contractual preemptive rights, rights of first refusal or rights of co-sale which exist with respect to the issue and sale of the Notes or Conversion Shares that have not been waived. Except as disclosed in the Registration Statement and except for options to purchase not more than an aggregate of _________ shares of Common Stock granted to the Company's employees, directors or consultants subsequent to the date as of which stock option data is presented in the Registration Statement, to the knowledge of such counsel, the Company does not have outstanding any options to purchase, or any other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of its capital stock or any such options, rights, convertible securities or obligations;

     (iv) The Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or threatened by the Commission. The Indenture has been qualified under the Trust Indenture Act;

     (v) The Registration Statement at the Effective Date and the Prospectus and each amendment and supplement thereto (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) and the Form T-1 comply as to form in all material respects with the requirements of the Securities Act, the Exchange Act, the Trust Indenture Act, as applicable, and with the rules and regulations of the Commission thereunder;

     (vi) The information required to be set forth in the Registration Statement in answer to Items 9 and 10 (insofar as Item 10 relates to such counsel) of Form S-3 is accurately and adequately set forth therein in all material respects or no response is required with respect to such Items; the statements (1) in the Prospectus under the captions "Business -- Legal Proceedings," and "Incorporation of Certain Documents by Reference" and (2) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of legal matters, documents or proceedings referred to therein, fairly and correctly present the information called for with respect to such legal matters, documents and proceedings in all material aspects; and, to the best of such counsel's knowledge, the description of the Company's stock option plans and the options granted and which may be granted thereunder set forth or incorporated by reference in the Prospectus accurately and fairly presents the information required to be shown with respect to said plans and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder;

     (vii) To counsel's knowledge, there are no franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required; such franchises, contracts, leases, documents and legal proceedings as are summarized in the Registration Statement or the Prospectus fairly and correctly present the information disclosed with respect thereto in all material aspects;

     (viii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

     (ix) The Notes have been duly authorized and, when duly executed, authenticated and issued in accordance with the Indenture and delivered by the Company and paid for in accordance the terms thereof will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; the form of certificate of the Notes conforms in all material respects to the terms of the Indenture and the holders of the Notes will not be subject to personal liability for acts or obligations of the Company by reason of being such holders.

     (x) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable against the Company in accordance with its terms, subject, as to enforcement to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

     (xi) The statements in the Prospectus under the captions "Prospectus Summary-The Offering", "Description of Notes" and "Description of Capital Stock", insofar as such statements purport to summarize certain provisions of documents or agreements specifically referred to therin or matters of law, are correct in all material respects;

     (xii) Except as described in the Prospectus with respect to the repurchase of the Notes upon the occurrence of a Repurchase Event (as defined in the Indenture), the issue and sale by the Company of the Notes as contemplated by this Agreement and the compliance by the Company with all of the provisions of the Notes, the Indenture and this Agreement and the consummations of the transactions herein and therein contemplated will not conflict with, or result in a breach of, the Restated Certificate of Incorporation or Bylaws of the Company or any material agreement or instrument known to such counsel to which the Company is a party or by which the Company or its assets are bound or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality;

     (xiii) To the best of such counsel's knowledge, all holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

     (xiv) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and the Trust Indenture Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Notes by the Underwriter.

     (xv) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in The Investment Company Act of 1940, as amended; and

     Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of Delaware, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriter. Copies of any opinions so relied upon shall be delivered to the Representatives and to counsel for the Underwriter and the foregoing opinion shall also state that counsel knows of no reason the Underwriter are not entitled to rely upon the opinions of such local counsel.

     In addition to the matters set forth above, counsel rendering the foregoing opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that the Registration Statement (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Notes are purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances as under which they were made, not misleading.

                                    ANNEX B

Matters to be Covered in the Opinion of
Woodcock Washburn Kurtz Mackiewicz & Norris
Patent Counsel for the Company

     Such counsel are familiar with the technology used by the Company in its business and the manner of its use thereof and have read the Registration Statement and the Prospectus, including particularly the portions of the Registration Statement and the Prospectus referring to patents, trade secrets, or other proprietary information or materials and:

     (i) The statements in the Registration Statement and the Prospectus under the captions "Risk Factors--Dependence on Proprietary Technology" and "Business--Proprietary Rights," to the best of such counsel's knowledge and belief, are accurate and complete statements or summaries of the matters therein set forth and nothing has come to such counsel's attention that causes such counsel to believe that the above-described portions of the Registration Statement and the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (ii) To the best of such counsel's knowledge and except as referred to in the Prospectus under the captions and disclosures referred to in paragraph
(i) above, there are no legal or governmental proceedings pending relating to patent rights that could materially affect the Company's business and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

      (iv) To the best of such counsel's knowledge, the Company is not infringing or otherwise violating any patents, trade secrets, trademarks, service marks or other proprietary information or materials of others, which in the judgment of such counsel could affect materially the use by the Company of any of the Company's patents, trade secrets, trademarks, service marks or other proprietary information or materials, and to the best of such counsel's knowledge there are no infringements of any of the Company's patents, trade secrets, trademarks, service marks or other proprietary information or materials by others which in the judgment of such counsel could affect materially the Company's business; and

     (v) To the best of such counsel's knowledge, the Company owns or possesses sufficient licenses or other rights to use all patents, trade secrets, or other proprietary information or materials necessary to conduct the business now being or proposed to be conducted by the Company as described in the Prospectus.